STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

EXACTUS, INC.

NV

Job:C20181221-0547
December 21, 2018

Special Handling Instructions:
1FSC, EMAIL, DRR,

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Withdrawal of Designation	20180547981-35	12/21/2018 8:00:17 AM	1	$175.00	$175.00
24 Hour Expedite	20180547981-35	12/21/2018 8:00:17 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5454331818076402804017	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

EXACTUS, INC.

NV

150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180547981-35
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/21/2018 8:00 AM
	Entity Number E0044352008-5

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:

Exactus, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

WHEREAS, the Corporation has previously designated a class of Series A Preferred Stock; and

WHERAS, all of the Corporation's Series A Preferred Stock has been converted to common stock, such that no shares of Series A Preferred Stock remain issued and outstanding,

RESOLVED, the Corporation shall withdraw its Certificate of Designation of Series A Preferred Stock, and shall file an appropriate Certificate of Withdrawal with the Nevada Secretary of State.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.